UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒         Emerging growth company

☒         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of David R. Weber as Chief Financial Officer of the Company
On August 28, 2023, First Western Financial, Inc. (the "Company") announced the appointment, effective October 1, 2023, of David R. Weber to serve as its Chief Financial Officer and Treasurer. Mr. Weber, age 36, has served as the Director of Finance and Treasury and Cashier of the Company’s bank subsidiary, First Western Trust Bank (the “Bank”), since 2021. He joined the Bank in 2018 as its Treasury Manager, was promoted to Finance and Treasury Manager in 2019 and then Director of Finance and Treasury in 2021. Prior to joining the Company, Mr. Weber served in various finance positions over nine years at Fifth Third Bank.

In connection with the appointment, Mr. Weber will receive a base salary of $275,000 (“Base Salary”) and is entitled to equitable participation in incentive compensation, bonuses and long-term incentives in any Company plan or arrangement for which he is eligible.

Mr. Weber is not related to any member of the board of directors of the Company or any executive officer of the Company, there are no arrangements or understandings between Mr. Weber and other persons pursuant to which he was appointed as an executive officer of the Company, and he is not a party to any transactions which would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Julie A. Courkamp as President of the Bank

Also announced on August 28, 2023, was the promotion of the Company’s current Chief Operating Officer, Chief Financial Officer and Treasurer, Julie A. Courkamp, age 44, to President of the Bank effective October 1, 2023. She will also continue to serve as a member of the Company’s and the Bank’s Boards of Directors and as the Company’s and the Bank's Chief Operating Officer. Since 2013, Ms. Courkamp has served in the roles of Chief Financial Officer and Treasurer of the Company and First Western Trust Bank, and since 2022, she has also served as the Company's Chief Operating Officer. She was also appointed as a director of the Company in February 2021. She joined the Company in 2006 as its Controller and was promoted to Director of Finance and Accounting in 2010.

Ms. Courkamp is not related to any member of the board of directors of the Company or any executive officer of the Company, there are no arrangements or understandings between Ms. Courkamp and other persons pursuant to which she was appointed as an executive officer of the Company, and she is not a party to any transactions which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Reg FD Disclosure

On August 28, 2023, the Company issued a press release announcing the appointments of David R. Weber as the Chief Financial Officer and Treasurer and Julie A. Courkamp as President of the Bank. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.
(d)         Exhibits.

Exhibit Number	Description

99.1	Press Release Issued by First Western Financial, Inc. dated August 28, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: September 1, 2023	By: /s/ Julie A. Courkamp
Julie A. Courkamp
COO, CFO & Treasurer